                       Independent Accountants' Consent

The Board of Directors
AirGate PCS, Inc.:

We consent to the use of our report dated November 19, 1999 related to the consolidated financial statements of AirGate PCS, Inc. and subsidiary and predecessors included herein, and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in this Registration Statement and the related prospectus.

Atlanta, Georgia
December 28, 1999


                                                /s/ KPMG L.L.P.